CONSENT



We have issued our report dated March 12, 1997, accompanying the consolidated financial statements of Larson Davis Incorporated included in the amended Annual Report of Larson Davis Incorporated on Form 10-K/A for the six months ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Larson Davis Incorporated on Forms S-3 (File No. 333-1505, effective March 22, 1996 and File No. 333-6527, effective August 2, 1996) and on Forms S-8 (File No. 33-44784, filed
December 30, 1991 and File No. 33-35751, filed July 5, 1990).


                                   /s/ Grant Thornton LLP


                                   GRANT THORNTON LLP

Provo, Utah
March 28, 1997